UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2026

Shutterstock, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 20th Floor
New York, NY 10118
(Address of principal executive offices, including zip code)
(646) 710-3417
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SSTK	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02
Results of Operations and Financial Condition.

On November 5, 2026, Shutterstock, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal period ended September 30, 2026. A copy of the press release is furnished as Exhibit 99.1 to this current report and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2025, the Company announced the appointment of Scott Grossman as Interim Chief Financial Officer, effective November 2, 2026. Concurrent with Mr. Grossman’s appointment, Rik Powell will cease to serve as Chief Financial Officer effective as of the same date and will depart from the Company on November 13, 2026.

In connection with Mr. Grossman’s appointment as Interim Chief Financial Officer, the Board of Directors of the Company (the “Board”) and the Compensation Committee of the Board (the “Compensation Committee”) approved an annual base salary of $450,000 and an annual cash bonus opportunity, with a target award equal to 60% of his base salary, based on the achievement of individual and Company performance-based objectives established by the Compensation Committee, pro-rated for his initial year of service at the Company.

Mr. Grossman, age 50, has served as our Senior Vice President, Global Head of Finance from July 2026 until November 2026. Prior to holding this position, Mr. Grossman served as our Senior Vice President, Finance Strategy & Investor Relations from May 2025 until July 2026, our Global Head of Financial Planning & Analysis from January 2023 until May 2025 and started as the Vice President, Corporate Financial Planning & Analysis when joining Shutterstock in May 2022. Prior to joining Shutterstock, Mr. Grossman served as the Vice President, Financial Planning & Analysis and Consolidations at Compass, Inc. (NYSE: COMP), a real estate technology company, from October 2020 to May 2022; as Head of Consolidation, Financial Planning & Analysis at Spotify Technology S.A. (NYSE: SPOT), a global audio streaming service, from May 2017 to October 2020; and has prior Financial Planning & Analysis and reporting experience at a variety of media and advertising companies, including CBS Radio, Home Box Office and the Interpublic Group. Mr. Grossman holds a Master of Accounting and a B.S. in Business Administration from the Keenan-Flager Business School at the University of North Carolina at Chapel Hill and is a Certified Treasury Professional and formerly a Certified Public Accountant.

There are no arrangements or understandings between Mr. Grossman and any other person pursuant to which he was selected as Interim Chief Financial Officer. There are also no family relationships between Mr. Grossman and any other director or executive officer of the Company. Mr. Grossman has not been involved in any transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K.

To the extent any information called for by Item 5.02(c)(3) of Form 8-K is not determined, the Company will provide such information, if required, in an amendment to this Current Report on Form 8-K within four business days after the information is determined or becomes available.

Item 7.01
Regulation FD Disclosure.

The information provided above in “Item 2.02 Results of Operations and Financial Condition” is incorporated by reference in this Item 7.01.

Item 9.01
Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release entitled “Shutterstock Reports Third Quarter 2026 Financial Results” dated November 5, 2026

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: November 5, 2026	[By:	/s/ Colleen Kearney
Colleen Kearney
General Counsel